                  AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT


         THIS AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT (this "Amendment") is dated effective as of August 31, 2000, among CROWN CRAFTS, INC. (the "Borrower") and WACHOVIA BANK, N.A. (the "Lender");

                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Lender executed and delivered that certain Credit Agreement, dated as of August 9, 1999, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of February 23, 2000, Amendment No. 2 to Revolving Credit Agreement dated as of March 13, 2000 and Amendment No. 3 to Revolving Credit Agreement dated as of June 4, 2000 (as so amended, the "Credit Agreement");

         WHEREAS, the Borrower has requested and the Lender has agreed to certain amendments to certain provisions in the Credit Agreement, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower and the Lender hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

         2. Amendments to Credit Agreement.

         (a) Each of the following definitions contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety, and the definitions which appear below and which have not previously been contained in Section 1.1 of the Credit Agreement hereby are added thereto, in alphabetical order as follows:

                  "Applicable Interest Addition" means, from and after the Fourth Amendment Effective Date, 2.00%; provided that (i) if on January 1, 2001, the aggregate principal amount of the Senior Debt has not been reduced below $85,000,000, additional interest in the amount of 2% (the "Contingent Interest") shall be added to and become a part of the Applicable Interest Addition and accrue on the Loans from and after January 1, 2001, but will not be payable until the Revolving A Credit Termination Date and Term Loan Maturity Date, (ii) if on February 15, 2001, the aggregate principal amount of the Senior Debt has been reduced below $65,000,000, Contingent Interest shall not accrue on the Loans after February 15, 2001 and shall no longer be a part of the Applicable Interest Addition thereafter and (iii) if on March 31, 2001 the aggregate principal amount of the Senior Debt has been reduced below $60,000,000, the entire claim for Contingent Interest on the Loans shall be waived.

                  "Borrowing Base" means, as determined by the most recent Borrowing Base Certificate, or, in the event such Borrowing Base Certificate is not timely delivered, based upon the Lender's good faith estimate thereof for such period to be reported on the date such Borrowing Base Certificate was due, an amount equal to the sum of the following:

                           (a) all Net Receivables multiplied by 85%, less the amount of all Factor Advances which have been received from the applicable Permitted Factor; plus

                           (b) the lesser of the book value (net of all reserves) or market value of all Inventory (excluding Mascioni Inventory), multiplied by 50% (and calculated in the Borrowing Base Certificate pursuant to the provisions of Section 7.1(g)); plus

                           (c) the Applicable Property Value multiplied by 80%; plus

                           (d)      the Overadvance Amount.

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any measurement period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
         (iv) amortization and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, but excluding one-time charges associated with divestitures, plant closures, severance, asset write-offs, employee retention and fees and expenses incurred by the Borrower in connection with the August 2000 Transaction Document Amendments (as defined in Section 32 of the Intercreditor Agreement).

                  "Daily Borrowing Base Certificate" has the meaning set forth in Section 7.1(g).

                  "Daily Inventory Component Amount" has the meaning set forth in Section 7.1(g).

                  "Fourth Amendment Effective Date" means August 31, 2000.

                  "Inventory Component" has the meaning set forth in Section 7.1(g).

                  "Mandatory Senior Debt Payments" has the meaning set forth in
         Section 2.8(b).

                  "Month End Inventory Component Amount" has the meaning set forth in Section 7.1(g).

                  "Month End Borrowing Base Certificate" has the meaning set forth in Section 7.1(g).

                  "Net Proceeds" means (a) in connection with any Restricted Asset Disposition, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Restricted Asset Disposition, after deducting therefrom, as applicable, (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, amounts required to be applied to the repayment of Indebtedness secured by a Lien on any asset which is the subject of such Restricted Asset Disposition and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable), (iii) appropriate amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Restricted Asset Disposition and retained by the Borrower or any Subsidiary, as the case may be, after such Restricted Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities under any indemnification obligations associated with such Restricted Asset Disposition, and (iv) amounts agreed upon by the Secured Parties in writing for employee retention and severance, (b) in connection with any Capital Market Transactions (but not including in "Net Proceeds" any replacements, refundings or refinancings of existing Indebtedness), the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Asset Disposition means cash payments received by the Borrower therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, (iii) all amounts applied to repayment of Indebtedness (other than the Senior Debt) secured by a Lien on the asset or property disposed.

                  "Overadvance Amount" means, for the purposes of each calculation of the Borrowing Base, an amount equal to the following amounts for the corresponding period, provided, that the amounts set forth below are subject to adjustment satisfactory to the Lender and the Borrower following any material asset divestiture, to the extent necessary to take into account the effect thereon of any such divestiture:

                                                                               Maximum Overadvance
                           Period                                                    Amount
                           ------                                              -------------------
                           August 31, 2000 through September 4, 2000             $ 44,000,000
                           September 5, 2000 through September 11, 2000          $ 44,000,000
                           September 12, 2000 through September 18, 2000         $ 44,000,000
                           September 19, 2000 through September 25, 2000         $ 44,000,000
                           September 26, 2000 through October 2, 2000            $ 44,000,000
                           October 3, 2000 through October 9, 2000               $ 44,000,000
                           October 10, 2000 through October 16, 2000             $ 43,000,000
                           October 17, 2000 through October 23, 2000             $ 42,000,000
                           October 24, 2000 through October 30, 2000             $ 41,000,000
                           October 31, 2000 through November 6, 2000             $ 40,000,000
                           November 7, 2000 through November 13, 2000            $ 39,000,000
                           November 14, 2000 through November 20, 2000           $ 38,000,000
                           November 21, 2000 through  November 27, 2000          $ 37,000,000
                           November 28 ,2000 through December 3, 2000            $ 36,000,000
                           December 4, 2000 through December 10, 2000            $ 35,000,000
                           December 11, 2000 through December 17, 2000           $ 34,000,000
                           December 18, 2000 through December 24, 2000           $ 33,000,000
                           December 25, 2000 through December 31, 2000           $ 31,000,000
                           January 1, 2001 through February 4, 2001              $ 30,000,000
                           February 5, 2001 through March 4, 2001                $ 28,000,000
                           March 5, 2001 through April 1, 2001                   $ 27,000,000.

                           "Restricted Asset Dispositions" means (i) any
                  Subsidiary Disposition and (ii) any Asset Dispositions (other than an Asset Disposition referred to in clauses (a), (f) or
                  (g) of the definition of "Permitted Asset Dispositions", provided that the proceeds therefrom shall be applied as provided in Section 2.8(a).

                           "Revolving A Credit Termination Date" means (i) April
                  3, 2001 or (ii) such earlier date of the acceleration of any Loans pursuant to Section 9.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may permanently terminate the Revolving A Credit Facility by payment in full of all Revolving A Credit Outstandings.

                           "Term Loan Maturity Date" means the earlier of (i)
                  April 3, 2001, or (ii) such earlier date of the acceleration of any Loans pursuant to Section 9.1 upon the occurrence of an Event of Default.

                           "Wachovia LC's" has the meaning set forth in Section
                  8.18.

                           "Warrants" has the meaning set forth in Section 8.17.

(b) Section 2.1(a) hereby is amended and restated in its entirety, as follows:

                  (a) No Further Commitments. The Borrower hereby acknowledges and agrees that the Lender no longer has any commitments to make further Advances hereunder, such commitments having been terminated, and any Loans by the Lender made after the Fourth Amendment Effective Date shall be made solely in the absolute discretion of the Lender, and shall constitute "Discretionary Loans" as defined in, and be made pursuant and subject to the terms and conditions of, the Intercreditor Agreement.

(c)      Section 2.3 hereby is amended and restated in its entirety, as follows:

                           2.3      .INTENTIONALLY OMITTED..

(d)      Section 2.8 hereby is amended and restated in its entirety, as follows:

                           2.8      Mandatory Prepayment.

                           (a) The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment of Revolving Credit Outstandings and the Term Loan from the Net Proceeds of each Restricted Asset Disposition and each Capital Market Transaction, except that such Net Proceeds shall (i) be payable to the Collateral Agent as and when the aggregate amount thereof since the last such payment of Net Proceeds pursuant hereto is equal to or in excess of $50,000, and (ii) be applied to reduce the amount of Mandatory Senior Debt Payments required to be made pursuant to Section 2.8(b), with such applications being applied in the order of maturity of the Payment Dates set forth in Section 2.8(b). Such amounts paid to the Collateral Agent shall be held by the Collateral Agent, for the ratable benefit of the Secured Parties, and distributed to the Secured Parties as and when the aggregate amount held by it is at least equal to $250,000, or at such earlier time as the Secured Parties may agree upon, all pursuant to the provisions of Section 32 of the Intercreditor Agreement.

                           (b)      The Borrower shall make payments of
                  principal outstanding on the Senior Debt to the Secured Parties, prorata (calculated as provided in Section 32(c) of the Intercreditor Agreement), in the following amounts on or before the dates set forth below (the "Mandatory Senior Debt Payments"):

                           Payment Date                              Payment Amount
                           December 8, 2000                            $ 7,000,000
                           December 31, 2000                           $ 4,000,000
                           February 4, 2001                            $ 3,000,000
                           March 4, 2001                               $ 2,000,000
                           April 1, 2001                               $ 3,000,000
                                                                       -----------
                                    Total                              $19,000,000

         (e) Section 7.1 hereby is amended amending and restating paragraphs (c) and (g), thereof, and adding thereto new paragraphs (i) and (j), as follows:

                           (c) Monthly Reporting. As soon as practicable and in any event within 40 days (except for the Borrowing Base Certificate pursuant to clause (ii) below, which shall be delivered within 35 days) after the end of each month beginning with the fiscal month ended July 31, 2000, deliver to the Lender (i) a balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related statements of income, stockholders' equity and cash flows for such month, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly in all material respects the financial position of the Borrower and its Subsidiaries as of the end of such month and the results of their operations and the changes in their financial position for such month, in conformity with GAAP applied on a Consistent Basis, subject to normal year-end audit adjustments and the absence of footnotes, (ii) a Borrowing Base Certificate (calculated showing the "Month End Inventory Amount", as defined in and pursuant to the provisions of Section 7.1(g)) and (iii) a certificate of an Authorized Representative demonstrating compliance with Sections 8.1(a) and 8.1(b) hereof, which certificate shall be in the form attached hereto as Exhibit J hereto;

                           (g) Updates of Borrowing Base Certificates. On each Business Day, an uncertified, good faith estimated update (a "Daily Borrowing Base Certificate") of the most recently furnished monthly Borrowing Base Certificate furnished pursuant to Section 7.1(c) (a "Month End Borrowing Base Certificate") as to the information under the heading "Accounts Receivable" pertaining to "Factored Accounts" and "Factor Advances"; and the information under the heading "Senior Debt". The Month End Borrowing Base Certificate shall show, for the final line item under the heading INVENTORY contained therein (the "Inventory Component"), the actual Inventory Component calculated for such fiscal month (the "Month End Inventory Component Amount"). The Inventory Component shown on each Daily Borrowing Base Certificate (the "Daily Inventory Component Amount") shall show the lesser of
                  (i) the Month End Inventory Component Amount for the most recently furnished Month End Borrowing Base Certificate and
                  (ii) the Inventory Component amount for the relevant fiscal month set forth below, provided, that the amounts set forth below are subject to adjustment satisfactory to the Lender and the Borrower following any material asset divestiture, to the extent necessary to take into account the effect thereon of any such divestiture:

                           Fiscal Month Ended:                  Inventory Component Amount:
                           -------------------                  ---------------------------
                           September 3, 2000                           $32,000,000
                           October 1, 2000                             $29,000,000
                           November 5, 2000                            $27,000,000
                           December 3, 2000                            $26,000,000
                           December 31, 2000 and thereafter            $25,000,000

                  The Month End Inventory Component Amount shown in a Month End Borrowing Base Certificate shall be used solely for purposes of calculating the Daily Inventory Component Amount on Daily Borrowing Base Certificates delivered thereafter pursuant to the foregoing until the delivery of the next Month End Borrowing Base Certificate, and the Inventory Component for purposes of calculating the Borrowing Base shall be the Daily Inventory Component Amount set forth in each Daily Borrowing Base Certificate.

                  (i) Updates of Initiatives Summary. With respect to Initiatives Summary (as defined in the letter agreement among the Borrower and the Secured Parties dated as of June 27, 2000), the Borrower shall furnish to the Lender (i) on Thursday of each week, a weekly update of the Initiative Summary as to strategic initiatives and
         (ii) on the 7th Business Day of each month, a monthly update as to all other aspects of the Initiatives Summary.

                  (j) Delivery of Outstanding Items. The items described on Appendix 1 hereto, which were to have been furnished to the Lender pursuant to Section 10(a) of Amendment No. 1 to Revolving Credit Agreement between the parties hereto, but have not yet been delivered, shall be delivered to the Lender (i) on or before November 30, 2000, with respect to the title policies described on Appendix 1 and (ii) on or before October 31, 2000, with respect to all other items.

(f) Section 8.1 is amended and restated in its entirety as follows:

                  8.1      Financial Covenants.

                  (a) Capital Expenditures. Permit Capital Expenditures during the period from April 2, 2000 through the Term Loan Maturity Date to exceed $4,400,000.

                  (b) Consolidated EBITDA. Permit cumulative Consolidated EBITDA as of the end of any fiscal month set forth below to be less than the amount set forth below opposite such date, provided, that the amounts set forth below are subject to adjustment satisfactory to the Lender and the Borrower following any material asset divestiture, to the extent necessary to take into account the effect thereon of any such divestiture:

                                                                         Minimum
                                                                       Consolidated
                  Fiscal Month-End                                        EBITDA
                  ----------------                                      ----------
                  July 2, 2000 (3 months)                               (4,750,000)
                  August 6, 2000                                        (5,700,000)
                  September 3, 2000                                     (4,100,000)
                  October 1, 2000                                         (750,000)

                  November 5, 2000                                       2,750,000(1)
                  December 3, 2000                                       4,500,000
                  December 31, 2000                                      6,500,000
                  February 2, 2001                                       7,500,000
                  March 3, 2001                                         10,000,000
                  April 1, 2001                                         14,500,000

         (g) Section 8.15 hereby is amended and restated in its entirety as follows:

                  8.15 Factor Advances. Permit to exist any Factor Advances, other than Factor Advances from a Permitted Factor in an aggregate amount not exceeding the amount set forth below during the periods set forth below, provided, that the amounts set forth below are subject to adjustment satisfactory to the Lender and the Borrower following any material asset divestiture, to the extent necessary to take into account the effect thereon of any such divestiture:

                                Month-End Date                       Factor Adv. Limit
                                --------------                       -----------------
                  August 31, 2000 through September 4, 2000             27,500,000
                  September 5, 2000 through September 11, 2000          28,000,000
                  September 12, 2000 through September 18, 2000         33,000,000
                  September 19, 2000 through September 25, 2000         34,000,000
                  September 26, 2000 through October 2, 2000            36,000,000
                  October 3, 2000 through October 9, 2000               36,000,000
                  October 10, 2000 through October 16, 2000             34,000,000
                  October 17, 2000 through October 23, 2000             32,000,000
                  October 24, 2000 through October 30, 2000             31,000,000
                  October 31, 2000 through November 6, 2000             27,000,000
                  November 7, 2000 through November 13, 2000            25,000,000
                  November 14, 2000 and thereafter                      24,000,000.

         (h) Section 8.16 hereby is amended and restated in its entirety as follows:

                           8.16 Prorata Payments to Secured Parties. Except as
                  to any Discretionary Loans (as defined in the Intercreditor Agreement), notwithstanding any provision to the contrary contained in any of the Senior Debt Documents or the Intercreditor Agreement, the Borrower may not make any principal payments to any of Secured Parties other than pro-rata principal payments, and each Secured Party's pro-rata share shall be calculated as provided in Section 32 of the Intercreditor Agreement.


         (i) A new Section 8.17 hereby is added to the Credit Agreement as follows:

---------------
         (1) This amount assumes receipt of the New York showroom rental income in the amount of $1,021,000 during the fiscal month ending November 5. If such amount is not received in such fiscal month, the Minimum Consolidated EBITDA for the fiscal month ending November 5 will be decreased by such amount.

                  8.17 Warrants. By October 2, 2000, the Lender (or its affiliate designee) shall receive, together with the other Secured Parties (or their affiliate designees) without any further consideration payable, warrants, exercisable at nominal cost for the Borrower's common stock such that upon issuance the Secured Parties, collectively, shall own 10% (divided among the Secured Parties pro rata, without taking into account any outstanding Wachovia LC's so long as, on the issuance date, cash collateral required to have been provided for such Wachovia LC's as of such date pursuant to Section
         8.18 has been provided) of the Borrower's then issued and outstanding common stock exercisable any time after issuance, but not later than December 31, 2005. Such warrants (the "Warrants") shall be accompanied by a warrant holders rights agreement providing the Lender and the other Secured Parties with customary registration "call," "put," "clawback", antidilution provisions (including with respect to the exercise of options outstanding on the Fourth Amendment Effective Date) and similar rights acceptable to the Lender and the other Secured Parties. However, the Lender agrees, and the other Secured Parties have agreed (by amendments to their Senior Debt Documents), on a pro rata basis, to extinguish (return) the Warrants, unexercised, at a rate equal to 2% of such outstanding Warrants (to the extent not previously exercised) for each 1% of the amount by which the principal balance of the Senior Debt outstanding on the Fourth Amendment Effective Date is reduced by principal payments made after such date.

         (j) A new Section 8.18 hereby is added to the Credit Agreement as follows:

                  8.18 Wachovia LC's. With respect to all letters of credit issued by Wachovia for the account of the Borrower, whether outstanding on the Fourth Amendment Effective Date or thereafter issued (the "Wachovia LC's"): (i) on or before 2:00 P.M., E.D.T. on September 1, 2000, the Borrower will either cause to be surrendered to the Lender for cancellation the Wachovia LC issued in connection with worker's compensation claims (the "Worker's Comp LC") in the stated amount of $795,842 or provide to the Lender cash collateral in an amount equal to such stated amount; and (ii) as to all other Wachovia LC's (the "Other LC's"), (x) those which currently expire prior to October 31, 2000 shall be permitted to expire, and (y) as to those which have not expired by October 31, 2000, on such date, and as to those issued after the Fourth Amendment Effective Date, on the date of issuance, the Borrower shall either cause to be surrendered to the Lender for cancellation such unexpired Other LC's or provide to the Lender cash collateral in an amount equal to the lesser of (x) the maximum amount available to be drawn thereunder and (y) an amount which, together with the amount of cash collateral provided for the Worker's Comp LC pursuant to clause (i) above, does not exceed $2,700,000 (the "Cash Collateral Amount"), and the aggregate stated amount of all Wachovia LC's for which cash collateral is required pursuant to the foregoing shall not exceed the Cash Collateral Amount.

         (k) Section 9.1 hereby is amended by amending and restating the remedies portion thereof (the final, unlettered paragraph thereof, immediately following paragraph (m)) as follows:

                  then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) the Lender may, at its option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lender shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; and

                           (B) the Lender shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         (l) Exhibit J to the Credit Agreement hereby is deleted and Exhibit J attached hereto is substituted therefor.

         3. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement (as amended and modified hereby) and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and all other loan documents executed and/or delivered in connection herewith, and further represents and warrants that no material adverse change in the business, properties, prospects, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, has occurred since March 28, 1999, except any which arise out of events which have been disclosed to the Lender.

         4. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The agreements contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

         5. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof and agrees that this Amendment is one of the Loan Documents.

         6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which may be delivered by facsimile and which (including counterparts delivered by facsimile) when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         7. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         8. No Default or Claims. To induce the Lender to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, (i) no Default or Event of Default exists,
(ii) no right of offset, recoupment, defense, counterclaim, claim or objection exists in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Lenders under the Credit Agreement, and (iii) the Bank has acted in good faith and has conducted its relationships with the Borrower in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Credit Agreement, the Borrower hereby waiving and releasing any such claims to the contrary that may exist as of the date of this Amendment.

         9. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         10. Conditions Precedent. This Amendment shall become effective only upon satisfaction of each of the following conditions:

                  (i) No Default or Event of Default shall be in existence (giving effect to this Amendment);

                  (ii) The Lender shall have received copies of all documents evidencing all governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby and thereby;

                  (iii) The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers authorized to sign this Amendment on behalf of the Borrower and any other documents to be delivered by the Borrower hereunder;

                  (iv) delivery to Christopher L. Carson, at facsimile 404-581-8868, of: (1) this Amendment, executed by each of the parties hereto; (2) the Consent and Reaffirmation of Guarantors at the end hereof, executed by each of the Guarantors; (3) a Global Amendment No. 2 to Intercreditor Agreements in form and substance satisfactory to the Lender, by each of the "Companies", the "Collateral Agent" and each of the "Secured Parties" (as those terms are defined in the Intercreditor Agreement); (4) a copy of amendments, satisfactory to the Lender in all respects, to each of the Bank of America Credit Agreement and the Prudential Note Agreement, extending maturities thereunder to April 3, 2001, and amending other sections thereof to be consistent with the amendments to the Credit Agreement contained herein, in each case executed by the parties thereto, with all conditions to the effectiveness thereof having been satisfied;

                  (v) The Borrower shall have paid to the Lender and the other Secured Parties, on a pro-rata basis a fully-earned non-refundable amendment fee in an amount equal to 0.25% of the total principal amount outstanding of the Senior Debt; and

                  (vi) Payment of Collateral Agent and Lenders' fees and reimbursement of expenses due at closing:

                  1)       Collateral Agent Fees- $1,425 (6/4/00 - 8/31/00 @
                           $500/month)

                  2) Field Audit Expenses of the Collateral Agent - (For Core Crown Crafts, CCIP, and Hamco) as set forth in a statement submitted to the Borrower.

                  3) Legal Fees--Payment of unpaid legal fees and expenses of Jones, Day, Reavis & Pogue, King & Spalding and Smith, Helms, Mullis & Moore, LLP, counsel to the respective Lenders, through the effective date of the Amendment, pursuant to statements submitted to the Borrower (which statements may include estimates of time and expenses to be incurred on and after the dates of posting of actual time and expenses set forth therein, which estimated amounts shall be subject to subsequent adjustment to reflect actual time and expenses subsequently posted).

                  4) Consulting Fees--Payment of fees and expenses of the Lender's consultant incurred in connection with the review of the Borrower's proposed employee retention plan.

         11. Extension of the Time for Delivery of Certain Reports. The Lender hereby agrees that the time for delivery of the reports and other items required to be furnished pursuant to (i) Section 7.1(a) of the Credit Agreement for the Fiscal Year ended April 2, 2000, and (ii) Section 7.1(b) for the fiscal quarter ended July 2, 2000, hereby is extended to September 15, 2000.



                       [SIGNATURES CONTAINED ON NEXT PAGE]

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be duly executed, under seal, by their duly authorized officers as of the day and year first above written.

                                             CROWN CRAFTS, INC.         (SEAL)



                                             By:
                                                --------------------------------
                                                 Title:



                                             WACHOVIA BANK, N.A.        (SEAL)



                                             By:
                                                 ----------------------------
                                                 Title:

                     CONSENT AND REAFFIRMATION OF GUARANTORS

         Each of the undersigned (i) acknowledges receipt of the foregoing Amendment No. 3 to Revolving Credit Agreement (the "Amendment"), (ii) consents to the execution and delivery of the Amendment by the parties thereto, and (iii) reaffirms all of its obligations and covenants under that certain Subsidiary Guaranty Agreement dated as of August 9, 1999, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                                             GUARANTORS:

                                             CHURCHILL WEAVERS, INC.
                                             CROWN CRAFTS DESIGNER, INC.
                                             CROWN CRAFTS FURNISHINGS, INC.
                                             CROWN CRAFTS FURNISHINGS OF
                                               ILLINOIS, INC.
                                             G.W. STORES, INC.
                                             HAMCO, INC.
                                             CROWN CRAFTS INFANT PRODUCTS,
                                             INC. (as successor to Noel
                                             Joanna, Inc. and the Red
                                             Calliope and Associates, Inc.)



                                             By:
                                                --------------------------------
                                                Title:

                                   APPENDIX 1


                                OUTSTANDING ITEMS
                                  Crown Crafts

         Title Insurance Policy for property located in Person County, North Carolina (see comments to title commitment set forth in letter to George Jackson, Esq. dated 12/14/99 and letter to Mary Delehant dated 7/20/00)


         Title Insurance Policy for property located in Gordon County, Georgia (see comments to title commitment set forth in letter to Mary Delehant dated 7/20/00)


         Title Insurance Policy for property located in Whitfield County, Georgia (see comments to title commitment set forth in letter to Mary Delehant dated 7/20/00)


         Title Insurance Commitments for property located in Watauga County, North Carolina (Parcel 1 only) (see comments to title commitment set forth in letter to Mary Delehant dated 7/20/00)


         Opinion Letter from Crown Crafts, Inc.


         Surveys for all properties

                                    EXHIBIT J
                       Form of Borrowing Base Certificate
                             As of _________, 2000

Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Telephone: (404) 332-1383
Telefacsimile: (404) 332-6920

This Borrowing Base Certificate is furnished pursuant to the Revolving Credit Agreement between Crown Crafts, Inc., as Borrower, and Wachovia Bank, N.A., as Lender, dated as of August 9, 1999, as amended as of the date hereof (the "Credit Agreement"). Terms which are defined in the Credit Agreement and which are used herein without definition have the meanings given them in the Credit Agreement). This is a (check one of the following, and complete the date, as applicable):

                  _______ Month End Borrowing Base Certificate, as the last day of the fiscal month ended
                              ____________________, 200_.
                  _______ Daily Borrowing Base Certificate, as of ______,
                              200_.

ACCOUNTS RECEIVABLE

Factored Accounts                                     $
                                                      ---------------
Other Accounts
                                                      ---------------
Reserves
                                                      ---------------
Net Accounts Receivable
                                                      ---------------
Recoverable Income Taxes
                                                      ---------------
Eligible Accounts Receivable
                                                      ---------------
Advance Rate                                                   85%               $
                                                                                 ---------------
Accounts Receivable Component
                                                                                 ---------------
Factor Advances
                                                                                 ---------------
Net Accounts Receivable Component
                                                                                 ---------------


INVENTORY
---------

Raw Materials                                         $
                                                      ---------------
Finished Goods
                                                      ---------------
Reserves
                                                      ---------------
Less Mascioni Inventory
                                                      ---------------
Net Inventory
                                                      ---------------

Advance Rate                                                   50%               $
                                                                                 ---------------(1)
Inventory Component
                                                                                 ---------------

---------------
(1) Pursuant to Section 7.1(g) of the Credit Agreement, if this is (i) a Month End Borrowing Base Certificate, insert the Month End Inventory Component, which is the actual Inventory Component for such fiscal

PROPERTY PLANT AND EQUIPMENT

Orderly Liquidation Value of Equipment
                                                      ---------------
Fair Market Value of Real Property
                                                      ---------------
Total (Applicable Property Value)
                                                      ---------------
Advance Rate                                                   80%
                                                                                 ---------------
Property Plant and Equipment Component
                                                                                 ---------------

OVERADVANCE AMOUNT

Initial Overadvance Amount                            $
                                                      ---------------
Less Post March 31, 2000 Inventory Adjustment
                                                      ---------------
Final Overadvance Amount                                                         $
                                                                                 ---------------
BORROWING BASE                                                                   $
                                                                                 ---------------

SENIOR DEBT

Bank of America                                       $
                                                      ---------------
Letter of Credit Outstandings(2)
                                                               ---------------
Prudential
                                                      ---------------
Wachovia
                                                      ---------------
Total Senior Debt                                                                $
                                                                                 ---------------
COMPLIANCE
                                                                                 ===============

         The undersigned Authorized Officer hereby certifies that the information set forth above is true, correct and complete as of the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of _______, 200__.

                                                      CROWN CRAFTS, INC.

                                                      By:
                                                         -----------------------
                                                           Authorized Officer




---------------
(continued...)

month, and (ii) a Daily Borrowing Base Certificate, insert the Daily Inventory Component, which is the lesser of the Month End Inventory Component set forth in the most recent Month End Borrowing Base Certificate, and the Inventory Component Amount for the current fiscal month set forth in Section 7.1(g), as it may have been adjusted pursuant thereto.

(2)      Excluding Wachovia LC's which have been cash collateralized pursuant to
Section 8.18 of the Credit Agreement.